Exhibit 10.1
SEPARATION AGREEMENT
This Separation Agreement (“Agreement”) is made as of March 28, 2018, by and between Brian Boornazian (“Employee”) and Aspen Insurance U.S. Services Inc. (the “Company”). Employee has been employed by the Company, and the Company and Employee desire to address the termination of their employment relationship and hereby agree as follows:
1.(a)    Employee will cease performing Employee’s employment duties and responsibilities for the Company, will no longer report to work for the Company, and Employee’s employment will terminate on April 30, 2018 (the “Separation Date”). From the date of Employee’s execution of this Agreement through and including the Separation Date, Employee will perform the services reasonably related to his position with the Company as may be requested by the Company (including, without limitation, assisting in a smooth transition of any matters in which Employee may be involved). For the avoidance of doubt, Employee will attend two FM Global meetings that Employee already has scheduled and will attend the BRMA Annual Board Meeting. The Company will issue an internal and external press release, in the form attached hereto as Exhibit A, indicating that Employee’s departure was a retirement from Aspen.

(b) The Company agrees to:

(i) pay Employee $1,379,240.00, less applicable tax withholdings, which represents 100% of Employee’s highest annual base salary plus the average annual bonus that was paid to Employee for the years 2014, 2015 and 2016, within seven (7) days after the executed post-employment release (the “Post-Employment Release,” attached hereto as Exhibit B) becomes final and irrevocable. In order to receive the payments and benefits set forth in this paragraph 1(b)(i), Employee must comply with the terms of paragraphs 3, 5(b), 6, 7(b) and 7(c) of this Agreement. In the event the Company prevails on a claim that Employee has breached any such terms, in addition to other remedies which the Company may have pursuant to this Agreement, or in equity or at law, the Company may permanently discontinue all remaining payments set forth in this paragraph 1(b)(i) of this Agreement and, to the extent any such payments already have been made, Employee must return such payments to the Company;
(ii) make a lump sum payment to Employee, within seven (7) days after the executed Post-Employment Release becomes final and irrevocable, in the amount of 31,703 unvested LTIP awards held by Employee as of the Separation Date multiplied by the Company’s average share price for the thirty (30) days immediately preceding the Separation Date, less applicable tax withholdings. In addition, the Company agrees that the 2,966 banked but unvested Performance Shares issued to Employee under the terms of the Aspen Insurance Holdings Limited Share Incentive Plans dated 2003 and 2013 (the “Employee Share Plans”) will be delivered to Employee on or about the date that the Post-Employment Release becomes irrevocable. For the avoidance of doubt, other than as set forth in this Agreement, all awards granted to Employee under the Employee Share Plans will lapse on the Separation Date. In the event Employee breaches the terms of paragraph 7(a), in addition to other remedies which the Company may have pursuant to this Agreement, or in equity or at law, the Company may permanently discontinue all remaining payments (or delivery of shares) set forth in this paragraph 1(b)(ii) of this Agreement and, to the extent any such payments (or delivery of shares) already have been made, Employee must return such payments (and the value of any delivered shares) to the Company; and

(iii) pay Employee’s premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for twelve (12) months after the Separation Date, if Employee elects to continue health benefits after the Separation Date pursuant to COBRA; provided, however, that if Employee obtains alternative employment within those twelve (12) months that provides comparable benefits, the Company will cease paying such premiums as of the date that Employee commences such employment. In addition, if Employee converts his company-related long term disability policy and life insurance policy to personal policies within the time period required for such conversion, the Company will pay the premiums related to the period from the Separation Date through March 31, 2019.
(c)     The Company will pay Employee any unused, accrued paid time off not later than thirty (30) days following the Separation Date. As of the date of this Agreement, Employee has nine (9) days of unused, accrued paid time off. It is further understood that Employee is responsible for the payment of any corporate credit card late fees or any business expenses that the Company has not approved and processed for payment on or before the Separation Date, and that Employee’s eligibility for coverage under the short term and long term disability programs, the 401k plan, the Flexible Spending Plans, the Stock Purchase Plan and any life insurance plan will cease as of the Separation Date (except that long term disability and life insurance may be converted to an individual policy, as referenced in subparagraph 1(b)(iii) above).

2.Employee forever waives and releases any and all rights and claims of any kind, which Employee presently has, had or may have against the Company, its parent company, their past, present and future subsidiaries and affiliates, as well as the past, present and future directors, officers, agents, attorneys and employees of, or any benefit plans sponsored by, such companies (the “Released Parties”) up to the date of Employee’s execution of this Agreement (including, without limitation, claims relating to or arising out of Employee’s employment with any of the Released Parties or the termination of that employment). Specifically, but without limiting that general release, Employee hereby waives any rights or claims Employee might have including, but not limited to, any claims for bonuses or other compensation, back pay, front pay, Short Term or Long Term Incentive Plan payments, penalties, compensatory damages, attorneys’ fees, expenses and/or costs of litigation, wrongful or unlawful discharge; violations of any state or city employment discrimination laws, Title VII of the Civil Rights Act of l964, the Civil Rights Act of 1991, the Equal Pay Act, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1991, the Worker Adjustment and Retraining Notification Act, Sarbanes-Oxley Act of 2002, and/or the Family and Medical Leave Act, including all amendments to any of the aforementioned Acts; violations of any other federal, state and/or municipal fair employment statutes or laws; or violations of any other law, rule, regulation, or ordinance pertaining to employment, wages, compensation, hours worked, or any other aspect of Employee’s relationship with any of the Released Parties. This Agreement is intended as a full settlement and compromise of each, every and all claims of every kind and nature, whether known or unknown, actual or contingent, asserted or unasserted, arising under common law, statutory law or otherwise and no claim of any sort is reserved. Other than the payments and benefits set forth in paragraph 1 of this Agreement, there are no other sums payable to Employee by the Released Parties. In addition, Employee agrees that there will be no reinstatement or re-employment with the Released Parties and agrees not to bring any claim based upon the failure or refusal of any of the Released Parties to employ Employee hereafter.

3.Employees covenants and agrees that Employee will execute the Post-Employment Release within twenty-one (21) days after the Separation Date. The Company will pay the amounts identified in paragraph 1(b)(i) and 1(b)(ii) above within seven (7) days after the executed Post-

Employment Release that Employee sends to the Company becomes final and irrevocable.

4.Employee covenants and agrees that Employee will not now or at any time in the future commence, maintain, prosecute or participate in as a party, or permit to be filed by any other person on Employee’s behalf or as a member of any alleged class of persons, any action, suit, proceeding, claim or complaint of any kind against any of the Released Parties with respect to any matter which arises from or relates to Employee’s employment with the Released Parties or the termination thereof or which is encompassed in the release set forth in paragraph 2 above.

5.(a)    Employee agrees that this Agreement and the substance thereof are to remain strictly confidential. Accordingly, Employee shall not make any statements or provide any information to any person (including but not limited to any former, current, or future employees of the Released Parties) concerning this Agreement, or the substance thereof, except to make such disclosures (A) as may be legally required; (B) that are necessary for the purpose of obtaining legal or tax advice; (C) to governmental authorities; (D) to the EEOC; or (E) to Employee’s spouse. Employee agrees that Employee shall inform Employee’s spouse, attorneys or accountants to whom Employee discloses matters concerning this Agreement of this confidentiality obligation and that any disclosure concerning this Agreement by Employee or by Employee’s spouse, attorneys or accountants shall be a material breach of this Agreement for which Employee shall be liable to the Company. Notwithstanding the aforesaid, Employee may disclose the provisions of this Agreement to any prospective employer, client or broker. Further, in the event this Agreement is publicly-filed by the Company, then the confidentiality obligations set forth this paragraph 5(a) shall become null and void as of the date of such public filing.

(b)     Employee acknowledges that through Employee’s employment with the Company, Employee may have acquired and had access to the Released Parties’ confidential and proprietary business information and trade secrets. Employee agrees that the Company may prevent the use or disclosure of the Released Parties’ confidential business information and proprietary business information and trade secrets. “Confidential Business Information” shall include any data or information that is valuable to the Released Parties and not generally known to competitors of the Released Parties or other outsiders or third parties, regardless of whether the Confidential Business Information is in printed, written or electronic form, retained in Employee’s memory or compiled or created by Employee. This includes, but is not limited to: non-public technical, financial, personnel, staffing, payroll, computer systems, marketing, advertising, merchandising, product, vendor, or customer information or data, trade secrets, methods, know-how, data relating to the Released Parties or their businesses or acquisition prospects (including the compensation and other terms of employment of their employees, unless such information is disclosed by the employee himself or herself to Employee, after the Separation Date) or other information similar to the foregoing. Employee agrees that Employee has not and in the future will not use or disclose to any third party Confidential Business Information, unless compelled by law and after notice to the Company in order to contest such disclosure, and further agrees to return all documents, disks, or any other item or source containing Confidential Business Information to the Company immediately upon the receipt of this Agreement or such other time as designated by the Company. Employee agrees and represents that Employee will not remove or destroy and has not, to Employee’s knowledge, removed or destroyed any Confidential Business Information either during Employee’s employment or at any time thereafter. Nothing in this paragraph shall, however, prevent Employee from working for or with any party, provided that in doing so he does not disclose or make use of any Confidential Business Information and adheres to the provisions of paragraphs 7(a) through (c).

(c)    Employee is advised that pursuant to the Defend Trade Secrets Act (the “DTSA”) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, Employee understands that in the event disclosure of Company trade secrets was not done in good faith pursuant to the above, Employee will be subject to substantial damages under the DTSA, including punitive damages and attorneys’ fees.
6.Employee agrees that Employee will not disclose to the public or any person, any false or misleading information, or any information that reflects negatively upon or otherwise disparages the Company (including its officers, directors and employees) or which is intended to harm the reputation of the Company including, but not limited to, any statements that disparage any product, service, capability or any other aspect of the business of the Company, including via Social Media. The Company agrees that its Group General Counsel will instruct the Group Executive Committee, in writing, to not disparage Employee to individuals who are not employed with the Company and its affiliates.

7. (a)     Employee agrees that during his employment and from the Separation Date through and including March 31, 2019, he will not, without the prior written consent of the Company’s Chief Executive Officer, directly or indirectly, as a shareholder, officer, director, partner, consultant, employee or otherwise, provide any services which are similar to the insurance services that Employee had provided to the Company to any entity that is listed on Exhibit C, attached hereto. For purposes of this paragraph, the term “consultant” means a consulting or independent contractor relationship. For the avoidance of doubt, after March 31, 2019 Employee may provide services to the companies listed on Exhibit C as long as Employee does not use or disclose the Company’s Confidential Business Information in connection with such services.

(b)    Employee recognizes that he may possess confidential information about other employees of the Company relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with suppliers to and customers of the Company. Employee recognizes that the information he may possess about these other employees may not be generally known, may be of substantial value to the Company in developing its respective businesses and in securing and retaining customers, and may have been acquired by him because of his business position with the Company. Employee agrees that during his employment and from the Separation Date through and including March 31, 2019, he will not, directly or indirectly, initiate any action to solicit or recruit or hire anyone who is then an employee of the Company for the purpose of being employed by him or by any business, individual, partnership, firm, corporation or other entity on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company. The foregoing non-solicitation restriction shall not apply with respect to Heather Carini-Stanford.
(c)    Employee agrees that during his employment and from the Separation Date through and including March 31, 2019, he will not interfere with any business relationship between the Company and any of its customers.
(d)    Employee acknowledges that his skills and position in the insurance industry are unique and if Employee shall breach or threaten to breach any provision of this paragraph 7, the damages to the Company may be substantial, although difficult to ascertain, and money damages will not afford the Company an adequate remedy. Therefore, if any of the provisions of this paragraph 7 are violated, in whole or in part, the Company shall be entitled to specific performance and injunctive relief (without having to post any bond), without prejudice to other remedies the Company may have at law or in equity. In addition, if any term or provision of this paragraph 7, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this paragraph 7, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this paragraph 7 shall be valid and enforceable to the fullest extent permitted by law. Moreover, if a court of competent jurisdiction deems any provision hereof to be too broad in time, scope, or area, it is expressly agreed that such provision shall be reformed to the maximum degree that would not render it unenforceable.
8.Employee agrees to cooperate with the Company in connection with the transition of any business matters and with respect to any litigation or regulatory matters in which Employee may have relevant knowledge or information. This cooperation shall include, without limitation, the following: (a) to meet and confer, at a time mutually convenient to Employee and the Company, with Company’s designated in-house and outside attorneys pertaining to any claim or litigation matter, including without limitation for trial preparation purposes, answering questions, explaining factual situations, preparing to testify; (b) to appear for deposition or trial and give truthful trial testimony without the need to serve a subpoena for such appearance and testimony; and (c) to give truthful sworn statements to the Company’s attorneys upon their request and, for purposes of any deposition or trial testimony, to adopt the Company’s attorneys as Employee’s own attorneys (provided that there is no conflict of interest that would disqualify the attorneys from representing Employee), and to accept their record instructions at deposition or trial. Employee further represents to the Company that Employee has turned over to the Company all of the Company’s property that was or is within Employee’s possession, custody or control. The Company agrees that Employee may retain and own an old Aspen wall sign from Rocky Hill, Connecticut (with an old Aspen logo) that was replaced by a new Aspen logo sign.

9.In conformity with the Older Workers Benefit Protection Act (the “OWBPA”), Employee acknowledges the following: (i) that this Agreement is written in a manner calculated to be understood by Employee; (ii) that this Agreement represents Employee’s knowing and voluntary waiver and release of any and all claims that Employee might have including, but not limited to, any claims arising under the ADEA; (iii) that Employee has not waived any claim under the ADEA that may arise after the date of his execution of this Agreement; (iv) that the consideration that Employee will receive in exchange for this Agreement, i.e., the payments and benefits set forth in paragraph 1(b) above, are something of value to which Employee is not already entitled; (v) that Employee is hereby being advised to consult with an attorney and has consulted with an attorney prior to executing this Agreement; (vi) that Employee was provided 21 days to consider this Agreement; and (vii) that Employee has 7 days following Employee’s execution of this Agreement in which to revoke it by written notice of revocation that must be delivered to and received by Kerian Bunch, Executive Vice President & General Counsel, Aspen Insurance U.S. Services Inc., 590 Madison Avenue, New York, New York 10022, no later than 5:00 p.m. on the seventh day after Employee has signed this Agreement. This Agreement will not become effective and enforceable until the eighth day after Employee’s signature (if not revoked pursuant to the terms of this paragraph), and such eighth day is the “Effective Date” of this Agreement.

10.Nothing in this Agreement, including but not limited to the provisions in paragraphs 2 through 7 of this Agreement (i) limits or affects Employee’s right to challenge the validity of this Agreement including, without limitation, a challenge under the Age Discrimination in Employment Act of 1967 or the OWBPA; (ii) interferes with Employee’s right and responsibility to give truthful testimony under oath; or (iii) precludes Employee from participating in an investigation, filing a charge or otherwise communicating with any federal, state or local government office, official or agency, including, but not limited to, the Equal Employment Opportunity Commission, Department of Labor, National Labor Relations Board, or the Securities and Exchange Commission.  However, Employee promises never to seek or accept any compensatory damages, back pay, front pay, or reinstatement remedies for Employee personally with respect to any claims released by this Agreement.

11.This Agreement constitutes the entire agreement and understanding between the parties with regard to the subject matter herein. It supersedes and cancels any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral, relating to the subject matter herein. Employee acknowledges that, in entering into this Agreement, Employee is not relying on any other promises or representations (whether oral or written) other than those set forth in this Agreement. Any modification or amendment of this Agreement must be made in writing and signed by both parties.

12.If any term or provision of this Agreement, or the application thereof to any person or circumstances will to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to persons or circumstances other than those as to which it is invalid or unenforceable, will not be affected thereby, and each term of this Agreement will be valid and enforceable to the fullest extent permitted by law.

13.Employee warrants that Employee is fully competent to enter into this Agreement; that Employee has read this Agreement and fully understands its meaning; that Employee knowingly and voluntarily enters into this Agreement; and that Employee agrees to comply with its terms and conditions.

14.This Agreement may be executed in any number of counterparts and such counterparts may be obtained by pdf email or facsimile transmission, each of which taken together will constitute one and the same instrument.

15.Any dispute arising under this Agreement shall be governed by the law of the State of Connecticut, without reference to any choice of law rules that may cause the application of the law of any other jurisdiction.
/s/Brian Boornazian     3/28/18
Brian Boornazian                Date

Aspen Insurance U.S. Services Inc.

By: /s/Heather Brown     3/28/18
Date
Name: Heather Brown

Title: Group HR Director

Exhibit A

PRESS RELEASE

ASPEN RE MANAGEMENT CHANGE

HAMILTON, Bermuda - 29 March 2018 - Aspen Insurance Holdings Limited (“Aspen” or the “Company”) (NYSE:AHL) announced today that Brian Boornazian has decided to retire as Chairman of its reinsurance segment, Aspen Re, and as Chief Executive Officer of Aspen Re, Americas, with effect from the end of April.

Chris O’Kane, Group Chief Executive Officer, said: “I would like to thank Brian for his outstanding service to Aspen over the last 14 years. Under his leadership and with his sharp focus on execution, we have grown our reinsurance business significantly and enhanced our highly-respected position in our chosen markets. He has also made a significant contribution to our executive management capabilities and I know that I speak for everyone at Aspen in wishing him every success in the future.

“We have an outstanding team at Aspen Re under the leadership of Thomas Lillelund and Emil Issavi and are well positioned to sustain the long-standing success of the business moving forward.”

Thomas Lillelund, Chief Executive Officer of Aspen Re, added: “I would like to add my thanks to Brian for his valuable advice and wise counsel as we worked together closely to grow our reinsurance business over the last few years.”

Mr. Boornazian’s role as Chairman of Aspen Re and Chief Executive Officer of Aspen Re, Americas, will not be replaced. Emil Issavi will continue to lead Aspen’s reinsurance business in the Americas in his capacity as President and Chief Underwriting Officer of Aspen Re.

Brian Boornazian commented: “I am immensely proud of what we have achieved during my time at Aspen and to see our reinsurance segment develop into the outstanding business that it is today. I would like to thank my colleagues and friends within Aspen for their huge support over many years and to wish them much success in the future.”

- ENDS -

NOTES TO EDITORS:

About Brian Boornazian

Mr. Boornazian was appointed Chairman of Aspen Re and Chief Executive Officer of Aspen Re, North America, in August 2012. He was subsequently appointed Chief Executive Officer of Aspen Re, Americas, in May 2017, in addition to his role as Chairman. Prior to this, Mr. Boornazian had been the Chief Executive Officer of Aspen Re from January 2010 to August 2012 and President of Aspen Re from June 2008 until January 2010. Before that, he had been Head of Reinsurance from May 2006 until June 2008. Mr. Boornazian joined Aspen in January 2004.

Before joining Aspen, Mr. Boornazian was at XL Re America, where he acted in several capacities including Senior Vice President, Chief Property Officer responsible for property facultative and treaty, as well as marine, and the Chief Marketing Officer. He began his career in 1982 at Gen Re and also held senior positions at NAC Re, Cologne Re of America and Guy Carpenter.

About Aspen Insurance Holdings Limited
Aspen provides reinsurance and insurance coverage to clients in various domestic and global markets through wholly-owned subsidiaries and offices in Australia, Bermuda, Canada, Ireland, Singapore, Switzerland, the United Arab Emirates, the United Kingdom and the United States. For the year ended December 31, 2017, Aspen reported $12.9 billion in total assets, $6.7 billion in gross reserves, $2.9 billion in total shareholders’ equity and $3.4 billion in gross written premiums. Its operating subsidiaries have been assigned a rating of “A” by Standard & Poor’s Financial Services LLC (“S&P”), an “A” (“Excellent”) by A.M. Best Company Inc. (“A.M. Best”) and an “A2” by Moody’s Investors Service, Inc. (“Moody’s”).

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995
This press release may contain written “forward-looking statements” within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “do not believe,” “project,” “anticipate,” “seek,” “will,” “estimate,” “may,” “likely,” “continue,” “assume,” “objective,” “aim,” “guidance,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements. For a detailed description of uncertainties and other factors that could impact the forward-looking statements in this press release, please see the “Risk Factors” section in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the U.S. Securities and Exchange Commission. Aspen undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:

Investors
Mark Jones, Senior Vice President, Investor Relations, Aspen
mark.p.jones@aspen.co
+1 (646) 289 4945

Media
Steve Colton, Head of Group Communications, Aspen
Steve.colton@aspen.co
+44 20 7184 8337

Exhibit B -- Post-Employment Release
By signing below, for and on behalf of myself and my and assigns, I (“Employee”) hereby to the maximum extent permitted by law, forever waive and release any and all rights and claims of any kind, which I presently have, had or may have against Aspen Insurance U.S. Services Inc. (the “Company”), its parent company, their past, present and future subsidiaries and affiliates, as well as the past, present and future directors, officers, agents, attorneys and employees of, or any benefit plans sponsored by, such companies (the “Released Parties”) from the date of my execution of the Separation Agreement dated as of March 28, 2018 (the “Separation Agreement”) up to the date of my execution of this release (including, without limitation, claims relating to or arising out of my employment with any of the Released Parties or the termination of that employment). Specifically, but without limiting that general release, I hereby waive any rights or claims I might have including, but not limited to, any claims for bonuses or other compensation, back pay, front pay, Short Term or Long Term Incentive Plan payments, penalties, compensatory damages, attorneys’ fees, expenses and/or costs of litigation, wrongful or unlawful discharge; violations of any state or city employment discrimination laws, Title VII of the Civil Rights Act of l964, the Civil Rights Act of 1991, the Equal Pay Act, the Age Discrimination in Employment Act of 1967 (the “ADEA”), the Americans with Disabilities Act of 1991, the Worker Adjustment and Retraining Notification Act, Sarbanes-Oxley Act of 2002, and/or the Family and Medical Leave Act, including all amendments to any of the aforementioned Acts; violations of any other federal, state and/or municipal fair employment statutes or laws; or violations of any other law, rule, regulation, or ordinance pertaining to employment, wages, compensation, hours worked, or any other aspect of Employee’s relationship with any of the Released Parties. This release is intended as a full settlement and compromise of each, every and all claims of every kind and nature, whether known or unknown, actual or contingent, asserted or unasserted, arising under common law, statutory law or otherwise and no claim of any sort is reserved. Other than the payments and benefits set forth in paragraph 1 of this Agreement, there are no other sums payable to Employee by the Released Parties. In addition, Employee agrees that there will be no reinstatement or re-employment with the Released Parties and agrees not to bring any claim based upon the failure or refusal of any of the Released Parties to employ Employee hereafter.
In conformity with the Older Workers Benefit Protection Act, Employee acknowledges the following: (i) that this release is written in a manner calculated to be understood by Employee; (ii) that this release represents Employee’s knowing and voluntary waiver and release of any and all claims that Employee might have including, but not limited to, any claims arising under the ADEA; (iii) that Employee has not waived any claim under the ADEA that may arise after the date of his execution of this release; (iv) that the consideration that Employee will receive in exchange for this release, i.e., the payments and benefits set forth in paragraph 1(b) of the Separation Agreement, are something of value to which Employee is not already entitled; (v) that Employee is hereby being advised to consult with an attorney and has consulted with an attorney prior to executing this release; (vi) that Employee was provided 21 days to consider this release; and (vii) that Employee has 7 days following Employee’s execution of this release in which to revoke it by written notice of revocation that must be delivered to and received by Kerian Bunch, Executive Vice President & General Counsel, Aspen Insurance U.S. Services Inc., 590 Madison Avenue, 7th Floor, New York, New York 10022, no later than 5:00 p.m. on the seventh day after Employee has signed this release. This release will not become effective and enforceable until the eighth day after Employee’s execution of this release.                                                                 __________________________    _______
Brian Boornazian            Date

Exhibit C
1.    Aeolus Re
2.    Allied World Re
3.    American Agricultural Insurance Company
4.    American Financial Group
5.    Arch Reinsurance Company
6.    Argo Re, Ltd.
7.    AXIS Reinsurance Company
8.    Tempest Re
9.    Cincinnati Re
10.    Everest Re
11.    Greenlight Re
12.    Hamilton Re
13.    Hannover Re
14.    HCC (Tokio Marine)
15.    Hiscox
16.    Markel Re
17.    MS Amlin
18.    Munich Re
19.    Neon Underwriting (to include Chord Re)
20.    Nephila Capital, Ltd.
21.    Odyssey Re
22.    Partner Re
23.    QBE Reinsurance Corporation
24.    Qre
25.    Renaissance Reinsurance Ltd.

26.    SCOR Reinsurance Company
27.    Sirius America
28.    Sompo International (Sompo Canopius Reinsurance AG)
29.    Swiss Re
30.    Third Point Re
31.    Tokio Millennium Re, Ltd.
32.    Transatlantic Re
33.    Validus Reinsurance, Ltd.
34.    Watford Re
35.    WR Berkley
36.    XL Catlin Re